FIRST SUPPLEMENTAL INDENTURE


     THIS FIRST SUPPLEMENTAL INDENTURE ("Supplemental Indenture") dated as of July 18, 1994, by and among Showboat, Inc., a Nevada corporation (the "Issuer"), Ocean Showboat, Inc., a New Jersey corporation, Atlantic City Showboat, Inc., a New Jersey corporation, and Showboat Operating Company, a Nevada corporation (collectively, the "Guarantors"), and IBJ Schroder Bank & Trust Company, a banking corporation organized and existing under the laws of the State of New York ("Trustee").


                           RECITALS:

      The Company, the Guarantors and the Trustee executed an Indenture dated as of May 18, 1993 (the "Indenture"), with respect to $275,000,000 principal amount of the Company's 9 1/4% First Mortgage Bonds due 2008 (the "Bonds"). The Bonds are guaranteed by the Guarantors (the "Guaranty").

      The Bonds and the Company's obligations under the Indenture are secured by the real and personal property described in or from time to time subject to a Deed of Trust (Nevada), Mortgage
(New Jersey) and other documents.

      The Issuer has solicited the consent of the holders of the Bonds (the "Bondholders") to make certain modifications (the
"Amendments") to the Indenture.

      The consent of a majority of an aggregate principal amount of the Bonds was obtained on July 1, 1992 pursuant to the terms and conditions of Section 9.02 of the Indenture.

      Pursuant to Section 9.07 of the Indenture, the Trustee is authorized to execute the Supplemental Indenture.

     NOW, THEREFORE, in consideration of the mutual covenants and premises set forth herein, and for other valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree that the Recitals are true and correct and are incorporated into this Supplemental Indenture, and the parties further agree as follows:

                           AGREEMENT

A.   DEFINED TERMS

     Any capitalized terms that are not expressly defined in this Supplemental Indenture shall have the meaning provided in the Indenture.

B.   AMENDMENT OF SECTION 1.01

      Section 1.01 ("Definitions") is hereby amended by inserting the following:

     "Australian   Gaming  Approval"  means   the   official
     selection of SHCH (or a Subsidiary of SHCH) as the sole licensee or operator of a casino gaming operation in Sydney, Australia.

     "Controlled Entity" means:

                any of (a) SHCH, (b) any Non-Recourse Subsidiary of the Issuer, including Showboat Star Partnership and Showboat Marina Partnership, provided that the Issuer or a Subsidiary of the Issuer owns at least 50% of the outstanding Capital Stock of such Non-Recourse Subsidiary, and which is designated by the Issuer as a Controlled Entity or (c) any Qualified Native American Gaming Project, including the Qualified Native American Project to be managed by Showboat Mohawk Investment Limited Partnership, provided that in each case:

                               (i)  each Subsidiary of the Issuer
                    that owns, directly or indirectly (through one or more Subsidiaries), any Capital Stock of such Controlled Entity shall become a Guarantor of the Bonds by execution of a Subsidiary Guaranty;

                             (ii)  the Capital Stock of each such
                    Guarantor or such Controlled Entity owned by the Issuer or by any Subsidiary shall be pledged to the Trustee as Collateral to secure the Bonds or the guaranty of such Guarantor pursuant to a Guarantor Pledge Agreement, which, in the case of Capital Stock in the form of a partnership interest, may be in the form of a collateral assignment of the distributions or income from the partnership;

                             (iii)  each Subsidiary that owns any
                    other  Investment  (including  any  loan   or
                    advance) in or to such Controlled

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
                                       Entity    shall    pledge,
                    hypothecate, or collaterally assign such Investment to the Trustee as Collateral to secure the Bonds or a Guarantee of the Bonds;

                              (iv)  such Controlled Entity  is  a
                    Managed Entity or a Subsidiary of such Controlled Entity which is engaged in gaming activities is a Managed Entity, and, to the extent not restricted by any Gaming Authority, the revenues from any management contract to manage such Controlled Entity or revenues from any administrative, development, support or similar fee generating agreement from such Controlled Entity received by any Subsidiary of the Issuer shall be pledged, hypothecated or collaterally assigned to the Trustee to secure the Bonds or a Guarantee thereof; and

                               (v)  no such pledge, hypothecation
                    or collateral assignment (prior to the realization or foreclosure thereon) shall require the Trustee or any Bondholder to become licensed, qualified or found suitable under any gaming law or regulation (solely due to such pledge, hypothecation or collateral assignment) unless the Trustee or such Bondholder consents to such procedure.

     "Managed Entity" means either (i) any Person that is not under Third-Party Management, so long as such Person is not under Third-Party Management or (ii) a Person that the Issuer or any Subsidiary has a contract with to manage the day-to-day gaming operations and affairs, so long as such contract remains in effect.

     "Management Contract Approval" means, with respect to the Sydney Harbour Casino, a binding agreement with SHCH that provides that the Issuer or a Person at least 80% of whose equity interests are owned by the Issuer or a wholly-owned Subsidiary (other than a Non-Recourse Subsidiary) will manage the gaming operations of the Sydney Harbour Casino for a period of not less than 12 years.

     "Regular Quarterly Dividend" means the quarterly dividend determined by the Board of Directors of the Issuer in its reasonable judgment to be its regular and normal quarterly dividend and paid by the Issuer in accordance with the Issuer's prior business practices in an amount per share not to exceed $0.10 per fiscal year (or the equivalent thereof after

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

     giving effect to any stock splits, stock dividends or recapitalizations of the common stock after June 17, 1994).

     "Qualified Native American Gaming Project" means any Gaming Related Business in the United States owned by a tribe or band of Native Americans in which the Issuer or a Subsidiary holds a management contract to manage or operate the day-to-
     day casino or gaming operations.             .

     "SHCH" means Sydney Harbour Casino Holdings Limited,  a  New
     South Wales corporation.

     "Sydney Harbour Casino" means all of SHCH's interest in its proposed casino and related properties located in Sydney, Australia.

     "Third-Party Management" with respect to any Person means that the day-to-day affairs or business operations of such Person are managed by a third party that is not the Issuer or any of its Subsidiaries.

C.   AMENDMENT OF SECTION 4.07

      Section 4.07(e)(ii) is hereby replaced in its entirety with the following:

                  "(ii)   the aggregate principal amount of  such
               Indebtedness does not exceed 50% of the  aggregate
               Project Costs of such Project Expansion; and"

D.   AMENDMENT OF SECTION 4.08

      Section 4.08 ("Limitation on Indebtedness") is hereby amended by inserting the following clause in the second paragraph thereof immediately after clause (ix) thereof and before the "."
and deleting the word "and" preceding such clause:

     "and (x) the incurrence by the Issuer of up to $150 million in aggregate principal amount of Indebtedness outstanding at any one time under this clause (x) and the guarantee by any Guarantor of such Indebtedness; provided, that (1) the net proceeds up to $100 million must be kept in a segregated account in the United States invested in Cash Equivalents pledged as Collateral to secure the Bonds until the receipt of the Australian Gaming Approval and Management Contract Approval, after which, such segregated net proceeds must be used for investment in SHCH, provided further that if such Australian Gaming Approval and Management Contract Approval is not obtained within one year of such incurrence, such segregated net proceeds shall be used to redeem or prepay such Indebtedness or to fund an offer to all Holders to repurchase the Bonds at a purchase price of 100% of the principal amount thereof, together with accrued and unpaid interest, or, if such net proceeds remain after such offer, such net proceeds may be used for general corporate purposes and
     (2) such Indebtedness must not be secured, such Indebtedness and any guaranty thereof must be expressly subordinated in right of payment to the Bonds and/or a Subsidiary Guaranty of the Bonds and no installment of principal on such Indebtedness shall have a sinking fund payment, scheduled maturity or final maturity prior to May 15, 2008."

E.   AMENDMENT OF SECTION 4.09

     Section 4.09(a)(2) is hereby amended by adding the following introductory phrase to such subparagraph: "With respect to a Restricted Payment other than a Regular Quarterly Dividend or a Restricted Investment in a Subsidiary engaged in a Gaming Related Business."

      Section 4.09(a)(3) is hereby amended by replacing the first parenthetical therein with "(including Restricted Payments permitted by clauses (i) and (ii) of Section 4.09(b) but excluding any Restricted Payments permitted by clauses (iii)-(x) of Section 4.09(b))."

      The provision at the end of Section 4.09(b) is hereby amended by deleting the words "clauses (iii)-(viii)" and replacing them with the words "clauses (iii)-(x)" and by deleting the phrase beginning with "and (y)" to the end of the sentence.

      Section  4.09(b)(vii) is hereby amended to read as follows:
"dividends or distributions from a Non-Recourse Subsidiary and dividends or distributions from a Controlled Entity to a Non-
Recourse Subsidiary."

     Section 4.09 ("Limitation on Restricted Payments") is hereby amended by inserting the following clause in paragraph (b) immediately after clause (viii) thereof and deleting the word
"and" preceding such clause:

     "and (ix) Investments by the Issuer or any Guarantor in Controlled Entities, so long as such Persons remain Controlled Entities provided that (A) any Investment in SHCH exceeding $110 million shall be a Restricted Payment pursuant to the preceding paragraph, (B) any Investment in Showboat Marina Partnership exceeding $30 million shall be a Restricted Payment pursuant to the preceding paragraph, (C) any Investment in Showboat Mohawk Investment Limited Partnership exceeding $30 million shall be a

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

     Restricted Payment pursuant to the preceding paragraph,
     (D) neither the Issuer nor any Guarantor shall invest any portion of the Las Vegas Showboat or the Atlantic City Showboat in, or contribute any such assets to, a Controlled Entity, and (E) the Issuer would have, at the time of such Investment and after giving effect thereto as if such Investment had been made at the beginning of the applicable four-quarter period, a Fixed Charge Coverage Ratio of at least 1.5 to 1 if such Investment is made prior to December 31, 1996 and at least 1.75 to 1 if such Investment is made thereafter; and

     (x) the retirement of any Indebtedness incurred to finance or refinance the Restricted Investment used to develop, construct or open the Sydney Harbour Casino in the event that Australian Gaming Approval is not obtained or Management Contract Approval is not obtained in accordance with the provisions of Section 4.08(b)(x)."

     Section 4.09 ("Limitation on Restricted Payments") is hereby amended by adding the following new Section 4.09(e):

     "(e) If any Controlled Entity ceases to be a Controlled Entity, then all Investments owned by the Issuer or any Subsidiary (other than a Non-Recourse Subsidiary) in such Controlled Entity shall be deemed to be a Restricted Investment made on such date, unless such former Controlled Entity purchases or redeems all such Investments for a price at least equal to the greater of the book value of such Investments on the date such entity ceases to be a Controlled Entity or the original amount of such Investments."

F.   AMENDMENT OF SECTION 4.14

      Section 4.14 is hereby replaced in its entirety with the following:

     "If the Issuer or any of its Subsidiaries shall transfer or cause to be transferred, in one or a series of related transactions, any Collateral having a book value in excess of $5 million to any Subsidiary (other than a Non-Recourse Subsidiary or a Controlled Entity) that is not a Guarantor, then such transferee or acquired Subsidiary shall execute a Subsidiary Guaranty

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

     and deliver an opinion of counsel, in accordance with the terms of this Indenture."

G.   INDENTURE AND OTHER COLLATERAL DOCUMENTS

      Except as otherwise amended, modified or supplemented by this Supplemental Indenture, the Indenture and other Collateral
Documents shall continue in full force and effect and are enforceable in accordance with their terms.

H.   COUNTERPARTS

     This Supplemental Indenture may be executed in counterparts.

I.   NEW YORK LAW TO GOVERN

      The internal law of the State of New York shall govern and be used to construe this Supplemental Indenture.

J.   EFFECT OF HEADINGS

      The Section headings herein are for convenience only and shall not affect the construction hereof.

                                7
      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.


          "Trustee"                             "Issuer"

IBJ   SCHRODER  BANK  &  TRUST         SHOWBOAT,   INC.,   a   Nevada
COMPANY, a banking corporation         corporation
organized  and existing  under
the laws of New York

By:/s/Barbara McCluskey                By:/s/J.K. Houssels
   Barbara McCluskey
Its: Assistant Vice President          Its: Chairman

                                              "Guarantors"


                                       OCEAN  SHOWBOAT, INC.,  a  New
                                       Jersey corporation

                                       By:/s/___________________
                                       Its: Chairman

                                       ATLANTIC CITY SHOWBOAT,INC.,
                                       a New Jersey corporation

                                       By:/s/Frank A. Modica
                                       Its: Chairman of the Board

                                       SHOWBOAT OPERATING COMPANY,
                                       a nevada corporation

                                       By:/s/Frank A. Modica
                                       Its: President and chief
                                            Executive Officer

             SHOWBOAT DEVELOPMENT COMPANY SECURITY
                      AND PLEDGE AGREEMENT


     THIS SECURITY AND PLEDGE AGREEMENT, made as of July 18, 1994 by SHOWBOAT DEVELOPMENT COMPANY, a Nevada corporation (the "Pledgor"), in favor of IBJ SCHRODER BANK & TRUST COMPANY, a banking corporation organized and existing under the laws of the State of New York (the "Pledgee") and trustee for the holders (the "Holders") of those certain 9 1/4% First Mortgage Bonds due 2008 (the "First Mortgage Bonds") issued by Showboat, Inc., a Nevada corporation and parent of the Pledgor (the "Issuer").

                           RECITALS:

      WHEREAS, the Pledgor, a wholly-owned subsidiary of the Issuer, owns all of the outstanding capital stock of Showboat
Louisiana, Inc., a Nevada corporation ("SLI");

      WHEREAS, the Issuer, Ocean Showboat, Inc., a New Jersey corporation, Atlantic City Showboat, Inc., a New Jersey corporation, and Showboat Operating Company, a Nevada corporation, as guarantors, entered into that certain Indenture (the "Indenture"), dated as of May 18, 1993, pursuant to which the Issuer heretofore issued and sold the First Mortgage bonds to the Holders;

      WHEREAS, the Issuer solicited and received the consent of the Holders to amend (the "Amendments") the First Mortgage Bonds subject to, among other things, the grant to the Pledgee of a security interest in and to all of the outstanding capital stock of SLI;

      WHEREAS, to obtain the Amendments to the Indenture and to secure further the obligations of the Issuer under the First Mortgage Bonds (whether such obligations now exist or are hereafter created or incurred, whether they arise under or are evidenced by this Agreement, the Guaranty, the First Mortgage Bonds, or any other present or future instrument or agreement or by operation of law, and whether they are or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated or sole, joint, several or, joint and several), including, without limitation, the payment of any principal, or interest (including, without limitation, any interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) on the First Mortgage Bonds (collectively, the "Obligations"), the Pledgor has agreed to grant to the Pledgee a security interest in and to all of the outstanding capital stock of SLI, upon the terms and subject to the conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. PLEDGE. Pledgor hereby grants to the Pledgee a security interest (the "Security Interest") in and to all of the Pledgor's right, title and interest in: (i) all of the outstanding capital stock of SLI now or hereafter owned by the Pledgor and as more specifically described on EXHIBIT A attached hereto and any subsequently issued or acquired capital stock of SLI (the "Securities") and (ii) all distributions or allocations of distributable cash, property, securities or other assets from the Securities together with all substitutes and replacements for and proceeds of the foregoing (the Securities and all such distributions, allocations, substitutions, replacements and proceeds are hereinafter collectively referred to as the "Pledged Interests"). The Pledgor grants the aforementioned security interest to secure the full and faithful payment and performance of the Obligations. The Pledgor shall deliver to the Pledgee all certificates and instruments representing or evidencing the Pledged Interests in suitable form for transfer or accompanied by duly executed instruments of transfer or assignments in blank,
     all  in form and substance satisfactory to the Pledgee.   In
     addition, the Pledgor shall execute and deliver to the Pledgee any and all documents and instruments as Pledgee may determine necessary in order to perfect and maintain the security interest granted hereunder in and to the Pledged Interests.

     2. DISTRIBUTIONS. Except as otherwise provided in the Indenture, the Pledgor shall not be entitled to receive any interest, dividends and other income payable on or with respect to the Pledged Interests.

     3. VOTING RIGHTS. Except as provided in Section 8 herein or as otherwise provided in the Indenture, the Pledgor shall be entitled to exercise all voting rights of the Securities.

     4.         COVENANTS, REPRESENTATIONS AND WARRANTIES OF  THE
     PLEDGOR.   As  further security for the  full  and  faithful
     performance of the Obligations, the Pledgor hereby covenants, represents and warrants to the Pledgee as follows:

                a.    The  Pledgor has good  and  marketable
          title to the Securities, free and clear of all claims, liens or encumbrances.

                b.    The  Pledgor's right  to  the  Pledged
          Interests is not subject to any defense, rights, setoff or counterclaim, and the Pledgor will defend the Pledgee against all claims or demands of all persons other than the Pledgee. No financing statement covering all or any of the Pledged Interest is on file in any public office.

                c.    The  Pledgor shall not  sell,  convey,
          assign, pledge, mortgage, grant a security interest in or otherwise transfer or encumber all or a part of the Pledgor's interest in the Pledged Interests or other property pledged as security hereunder.

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

                d.    The  Pledgor hereby acknowledges  that
          this Agreement and the pledge and security granted hereby is supported by good and valuable consideration, and is binding upon the Pledgor. Upon the delivery to the Pledgee of the Pledged Interests and (as to certain proceeds thereof) the filing of Uniform Commercial Code (the "UCC") financing statements, the pledge of the Pledged Interests pursuant to this Agreement creates a valid first priority security interest in the Pledged Interests.

               e.   The Pledgor has full power and authority
          to   execute  this  Agreement  and  to  grant  the
          security interest in the Pledged Interests granted hereunder.

                f.    The Pledgor will at any time or  times
          hereafter execute such financing statements, continuation statements or other instruments of assurance as Pledgee may request to establish, maintain and perfect the Pledgee's security interest in the Pledged Interests.

                g.    The Pledgor will pledge to the Pledgee
          as  security  for the Obligations  any  additional
          Securities acquired, together with duly executed stock powers endorsed in blank.

                h.   The execution, delivery and performance
          by the Pledgor of this Agreement have been duly authorized by all necessary corporate action and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or bylaws of the Pledgor or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Pledgor or result in the creation or imposition of any Lien on any assets of the Pledgor.

                i.    This  Agreement has been duly executed
          and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor enforceable against the Pledgor in accordance with its terms, except as such enforceability may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or general principles of equity.

                j.   No consent of any other Persons and  no
          consent, authorization, approval or other action by, and no notice to, or filing with, any governmental authority or regulatory body is required either (i) for the pledge by the Pledgor of the Pledged Interests pursuant to this Agreement by the Pledgor or (ii) for the exercise by the Pledgee of the rights provided for in this Agreement or the remedies in respect of the Pledged Interests pursuant to this Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities).

                 k.     No   litigation,  investigation   or
          proceeding of or before any arbitrator or governmental authority is pending or, to the best knowledge of the Pledgor, threatened by or against the Pledgor or against any of its properties or revenues with respect to this Agreement or any of the transactions contemplated hereby.

               l. The Securities have been duly authorized and validly issued and are fully paid and non-assessable.

                m.    The Securities set forth on Exhibit  A
          hereto constitute all of the authorized capital stock of SLI on the date hereof and constitute all of the shares of capital stock and voting securities of SLI beneficially owned by the Pledgor.

     5. TERM. This Agreement shall remain in full force and effect until the payment in full of all Obligations.

     6. AMENDMENTS. The terms of this Agreement may only be amended, modified or waived in accordance with Article 9 of the Indenture.

     7. EVENT OF DEFAULT. An "Event of Default" wherever used herein means any one of the following events.

               a. This Agreement shall cease to be in full force and effect;

                b.    The Pledged Interests granted  to  the
          Pledgee pursuant to this Agreement shall cease to give the Pledgee the rights, powers and privileges purported to be created hereby.

                c.    The  Pledgor  fails  in  any  material
          respect to perform or observe any covenant or agreement or breaches in any material respect any representation contained in Sections 1, 2, 4, 15, 16, 18 and 19 hereof; and

               d.   An Event of Default under the Indenture.

     8. REMEDIES UPON DEFAULT. Subject to paragraph 20, if any Event of Default shall have occurred and be continuing the Pledgee shall, in addition to all other rights given by law or by this Agreement, the Indenture or otherwise, have all of the rights and remedies with respect to the Security Interest of a secured party under the UCC in effect in the State of New York at that time and the Pledgee may, without notice and at its option, transfer or register, and the Pledgor shall register or cause to be registered upon request therefor by the Pledgee, the Security Interest or any part thereof on the books of the Pledgor into the name of the Pledgee or the Pledgee's nominee(s), indicating that such Security Interest is subject to the security interest hereunder. In addition, with respect to any Security Interest which shall then be in or shall thereafter come into the possession or custody of the Pledgee, the Pledgee may sell or cause the same to be sold at any broker's board or at public or private sale, in one or more sales or lots, at such price or prices as the agent may deem best, for cash or on credit or for future delivery, without assumption of any credit risk, all in accordance with the terms and provisions of the Indenture and this Agreement. The purchaser of any or all of the Security Interest so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever. Unless any of the Security Interest threatens to decline speedily in value or is or becomes of a type sold on a recognized market, the Pledgee will give Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Security Interest conducted in conformity with reasonable commercial practices of banks, insurance companies, commercial finance companies, or other financial institutions of disposing of property similar to the Security Interest shall be deemed to be commercially reasonable. Any requirements of reasonable notice shall be met if such notice is mailed to the Pledgor as provided in Section 10 below, at least ten (10) days
     before  the  time  of  the sale or disposition.   Any  other
     requirement of notice, demand or advertisement for sale is, to the extent permitted by law, waived. The Pledgee may, in its own name or in the name of a designee or nominee, buy any of the Security Interest at any public sale and, if permitted by applicable law, at any private sale. All expenses (including court costs and reasonable attorneys' fees, expenses and disbursements) of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of the Security Interest. In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Security Interest may be effected after an Event of Default, Pledgor agrees that upon the occurrence or existence of any Event of Default, the Pledgee may, from time to time, attempt to sell all or any part of the Security Interest by means of a private placement, restricting the prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution. In so doing, the Pledgee may solicit offers to buy the Security Interest, or any part of it, for cash, from a limited number of investors who might be interested in purchasing the Security Interest, and if the Pledgee solicits such offers from not less than four (4) such investors that are not affiliated with the Pledgee, then the acceptance by the Pledgee of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposition of the Security Interest.

            In addition, upon the occurrence or during the continuance of an Event of Default, all rights of the Pledgor to exercise the voting and other rights which it would otherwise be entitled to exercise shall cease, and all such rights shall thereupon become vested in the Pledgee.

     9. WAIVER. No delay or failure by the Pledgee and the exercise of any right or remedy shall constitute a waiver thereof and no single or partial exercise by the Pledgee of any right or remedy shall preclude other or further exercise of any other right or remedy.

     10. NOTICES. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given if in writing and delivered in person or mailed by first class mail to such party's address stated in Section 12.10 of the Indenture.

     11. SERVICE OF PROCESS. The Pledgor agrees to accept service of process by mail at the following address: Kummer Kaempfer Bonner & Renshaw, 3800 Howard Hughes Parkway, Seventh Floor, Las Vegas, Nevada 89109, Attention: John N. Brewer.

     12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its choice of law provisions.

     13. BINDING EFFECT. This Agreement shall be binding upon and inure to the parties hereto and their assigns and successors.

     14. SEVERABILITY. In the event any provision hereof is determined to be unenforceable or invalid, such provision or such part thereof which may be unenforceable shall be deemed severed from this Agreement and the remaining provisions carried out with the same force and effect as if the severed provision of part thereof had not been made a part hereof.

     15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties may execute this Agreement by signing any such counterpart.

     16. INDEMNITY. The Pledgor agrees to indemnify and hold harmless the Pledgee and the holders of the First Mortgage Bonds from and against any and all claims, demand, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind or nature, and to reimburse the Pledgee and the holders of the First Mortgage Bonds for all costs and expenses, including reasonable attorneys' fees, growing out of or resulting from this Agreement or the exercise by the Pledgee of any right or remedy granted to it hereunder. In no event shall the Pledgee be liable, in the absence of gross negligence or willful misconduct on its part, for any matter or thing in connection with this Agreement other than to account for moneys actually received by it in accordance with the terms hereof. If and to the extent that the obligations of the Pledgor under this Section are unenforceable for any reason, the Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations permissible under applicable law.

     17.       FURTHER ASSURANCE; POWER-OF-ATTORNEY.

                a.    The  Pledgor agrees that it will  join
          with the Pledgee in executing and, at its own expense, filing, recording or registering and refiling, re-recording or re-registering under the UCC, or similar statutes, such financing statements, continuation statements and other documents in such offices as the Pledgee may deem necessary or desirable and wherever required or permitted by law in order to perfect and preserve the Pledgee's security interest in the Pledged Interests and hereby authorizes the Pledgee to file financing statements, continuation statements and amendments thereto relative to all or any part of the Pledged Interests without the signature of the Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee may reasonably require or deem advisable to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, power and remedies hereunder.

                b.   The Pledgor hereby appoints the Pledgee
          the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time after the occurrence and during the continuance of an Event of Default, in the Pledgee's discretion to take action and to execute any instrument which the Pledgee may reasonably deem necessary or advisable to accomplish the purposes of this Agreement.

     18. THE PLEDGEE AS AGENT. The Pledgee will hold in accordance with this Agreement all items constituting the Pledged Interests at any time received by it under this Agreement. It is expressly understood and agreed that the obligations of the Pledgee as holder of the Pledged Interests and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement. The Pledgee shall act hereunder on the terms and conditions set forth herein.

     19. PLEDGOR'S OBLIGATIONS ABSOLUTE, ETC. The obligations of the Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (a) any renewal, extension, amendment or modification of, or addition or supplement to or deletion from any of the Indenture, the First Mortgage Bonds, or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such instrument or agreement or this Agreement, the Indenture, or the First Mortgage Bonds or any exercise or non-exercise of any right, remedy, power or privilege under or in respect of this Agreement, the Indenture or the First Mortgage Bonds; (c) any furnishing of any additional security to the Pledgee or any acceptance thereof or any sale, exchange, release, surrender or realization of or upon any security by the Pledgee; (d) any invalidity, irregularity or unenforceability of all or part of the Obligations or of any
     security   therefor;  or  (e)  any  bankruptcy,  insolvency,
     reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Pledgor or any subsidiary of the Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not the Pledgor shall have notice or knowledge of any of the foregoing.

     20.       REGISTRATION, ETC.

                a.    If  an  Event  of Default  shall  have
          occurred and be continuing and the Pledgor shall have received from the Pledgee a written request or requests that the Pledgor cause any registration, qualification or compliance under any federal or state securities law or laws to be effected with respect to all or any part of the Securities, the Pledgor as soon as practicable and at its expense will use its best efforts to cause such registration to be effected (and be kept effective) and will use its best efforts to cause such qualification and compliance to be effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Securities, including, without limitation, registration under the Securities Act of 1933, as then in effect (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with any other governmental requirements, PROVIDED that the Pledgee shall furnish to the Pledgor such information regarding the Pledgee as the Pledgor may request in writing and as shall be required in connection with any such registration, qualification or compliance. The Pledgor will cause the Pledgee to be kept reasonably advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, will furnish to the Pledgee such number of prospectuses, offering circulars or other documents incident thereto as the Pledgee from time to time may reasonably request, and will use its best efforts to cause the issuer of the Securities to indemnify the Pledgee and all others participating in the distribution of such Securities against all losses, liabilities, claims or damages caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may have been caused by an untrue statement or omission based upon information furnished in writing to the Pledgor or the Pledgee expressly for use therein.

                b.    If at any time when the Pledgee  shall
          determine to exercise its right to sell all or any part of the Securities, such Securities or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as then in effect, the Pledgee may, in its sole and absolute discretion, sell such Securities or part thereof by private sale in such matter and under such circumstances as Pledgee may deem necessary or advisable in order that such sale may legally be effected without such registration, PROVIDED that at least
          (ten) 10 days' notice of the time and place of any such sale shall be given to the Pledgor. Without limiting the generality of the foregoing, in any such event the Pledgee, in its sole and absolute discretion (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Securities or part thereof shall have been filed under such Securities Act, (ii) may approach and negotiate with a single possible purchaser to effect such sale and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Securities or part thereof. In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Securities at a price which the Pledgee, in its sole and absolute discretion, may in good faith deem commercially reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until the registration as aforesaid.

     21. TERMINATION; RELEASE OF COLLATERAL. This Agreement shall terminate with respect to any Pledged Interests upon release of such Pledged Interests as provided in Section
     10.04 of the Indenture, and with respect to all Pledged Interests, upon the release of all Pledged Interests as provided in Section 10.04(b)(iii) of the Indenture. At the time of any such termination, the Pledgee at the request and expense of the Pledgor will execute and deliver to the Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement with respect to such Pledged Interests and will duly assign, transfer and deliver to the Pledgor any such Pledged Interests as has not yet theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by the Pledgee in respect of such Pledged Interests. Such assignment and delivery shall be without warrant by or recourse to the Pledgee, except as to the absence of any prior assignments by the Pledgee of its interest in the Pledged Interests.

          Notwithstanding any other provision contained herein to the contrary, if the granting of a security interest in the capital stock of any subsidiary of the Pledgor shall conflict with or violate the New Jersey Casino Control Act, the Nevada Gaming Control Act, the Louisiana Riverboat Economic Development and Gaming Control Act or any other state of federal gaming law (collectively, the "Gaming Laws"), the Pledgee agrees to (i) release such capital stock from the Pledge of this Agreement to the extent necessary to avoid such conflict or violation or (ii) take any other action sufficient to avoid such conflict or violation. The Pledgee further acknowledges and agrees that prior to exercising any remedies set forth in Section 8 hereof with respect to the capital stock of any of its subsidiaries subject to or affected by the Gaming Laws, it shall obtain any and all consents and approvals as may be required under the Gaming Laws.

     IN WITNESS WHEREOF, the Pledgor and the Pledgee have executed and delivered this Agreement as of the day and year first above written.

                            SHOWBOAT DEVELOPMENT COMPANY
                            as Pledgor



                            By:/s/_________________
                            Name:  Leann Schneider
                            Title: Treasurer


     IBJ SCHRODER BANK & TRUST COMPANY
     as Pledgee


Dated:  July 18, 1994       By:/s/________________
                            Name:Barbary McCluskey
                            Title:Assistant Vice President

IBJ SCHRODER BANK & TRUST COMPANY

STATE OF NEW YORK   )
                    ) ss.
COUNTY OF NEW YORK )

            Personally appeared before me, the undersigned authority in and for the said county and state, on this 20th day of July, 1994, within my jurisdiction, the within named Barbara McCluskey, who acknowledged that she is Assistant Vice President of IBJ Schroder Bank & Trust Company, a banking corporation organized and existing under the laws of the State of New York, and that for and on behalf of the said corporation, and as its act and deed (s)he executed the above and foregoing instrument, after first having been duly authorized by said corporation so to do.


                              /s/________________________
                              NOTARY PUBLIC

My Commission expires:
3/30/95
(Affix official seal, if applicable)


SHOWBOAT DEVELOPMENT COMPANY

STATE OF NEVADA     )
                    ) ss.
COUNTY OF CLARK     )

            Personally appeared before me, the undersigned authority in and for the said county and state, on this 15th day of July, 1994, within my jurisdiction, the within named Leann Schneider, who acknowledged that she is Treasurer of Showboat Development Company, a Nevada corporation, and that for and on behalf of the said corporation, and as its act and deed she executed the above and foregoing instrument, after first having been duly authorized by said corporation so to do.


                         /s/___________________________
                              NOTARY PUBLIC

My Commission expires:
8/6/97
(Affix official seal, if applicable)

                            EXHIBIT A
                   (Description of Securities)

     SHOWBOAT LOUISIANA, INC. SECURITY AND PLEDGE AGREEMENT



     THIS SECURITY AND PLEDGE AGREEMENT, made as of July 18, 1994 by SHOWBOAT LOUISIANA, INC., a Nevada corporation (the "Pledgor"), in favor of IBJ SCHRODER BANK & TRUST COMPANY, a banking corporation organized and existing under the laws of the State of New York (the "Pledgee") and trustee for the holders (the "Holders") of those certain 9 1/4% First Mortgage Bonds due 2008 (the "First Mortgage Bonds") issued by Showboat, Inc., a Nevada corporation and parent of the Pledgor (the "Issuer").


                           RECITALS:

      WHEREAS, the Pledgor is a wholly owned subsidary of Showboat Development Company which is a wholly-owned subsidary of the Issuer;

      WHEREAS, the Pledgor is a party to that certain Showboat Star Partnership Agreement dated July 2, 1993 between Pledgor and Star Casino, Inc., a Louisiana corporation, as amended by that certain First Amendment to Showboat Star Partnership Agreement dated July 20, 1993, as amended by that certain Second Amendment to Showboat Star Partnership dated August 1, 1993, as amended by that certain Third Amendment to Showboat Star Partnership Agreement dated March 1, 1994;

      WHEREAS, the Issuer, Ocean Showboat, Inc., a New Jersey corporation, Atlantic City Showboat, Inc., a New Jersey corporation, and Showboat Operating Company, a Nevada corporation, as guarantors, entered into that certain Indenture (the "Indenture"), dated as of May 18, 1993, pursuant to which the Issuer heretofore issued and sold First Mortgage bonds to the Holders;

      WHEREAS, the Issuer solicited and received the consent of the Holders to amend the First Mortgage Bonds subject to, among other things, the pledge of Pledgor's distributions or income from the Showboat Star Partnership; and

      WHEREAS, to obtain the Amendments to the Indenture and to further secure further the obligations of the Issuer under the First Mortgage Bonds (whether such obligations now exist or are hereafter created or incurred, whether they arise under or are evidenced by this Agreement, the Guaranty, the First Mortgage Bonds, or any other present or future instrument or agreement or by operation of law, and whether they are or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated or sole, joint, several or, joint and several), including, without limitation, the payment of any principal, or interest (including, without limitation, any interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) on the First Mortgage Bonds

(collectively, the "Obligations"), the Pledgor has agreed to grant to the Pledgee a security interest in and to all of the Pledgor's right, title or interest in all distributions or income from the Showboat Star Partnership hereinafter set forth.

      NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. PLEDGE. Pledgor hereby grants to the Pledgee a security interest (the "Security Interest") in and to all of the Pledgor's right, title and interest in all distributions or income from the Showboat Star Partnership, together with all substitutions and replacements for and proceeds of the foregoing (all such distributions, allocations, substitutions, replacements and proceeds are hereinafter collectively referred to as the "Pledged Interests"). The Pledgor grants the aforementioned security interest to secure the full and faithful payment and performance of the obligations. The Pledgor shall execute and deliver to the Pledgee any and all documents and instruments as Pledgee may determine necessary in order to perfect and maintain the security interest granted hereunder in and to the Pledged Interests.

     2. CONDITION PRECEDENT. The Pledgor has applied to the Louisiana Riverboat Gaming Commission for approval to grant the Security Interest in the Pledged Interests pursuant to this Agreement. The effectiveness of this Agreement is conditioned upon the receipt of such approval from the Louisiana Riverboat Gaming Commission.

     3.         COVENANTS, REPRESENTATIONS AND WARRANTIES OF  THE
     PLEDGOR.   As  further security for the  full  and  faithful
     performance of the Obligations, the Pledgor hereby covenants, represents and warrants to the Pledgee as follows:

                a. The Pledgor's right to the Pledged Interests is not subject to any defense, rights, setoff or counterclaim, and the Pledgor will defend the Pledgee against all claims or demands of all persons other than the Pledgee. No financing statement covering all or any of the Pledged Interest is on file in any public office.

                b. The Pledgor shall not sell, convey, assign, pledge, mortgage, grant a security interest in or otherwise transfer or encumber all or a part of the Pledgor's interest in the Pledged Interests or other property pledged as security hereunder.

                c. The Pledgor hereby acknowledges that this Agreement and the pledge and security granted hereby is supported by good and valuable consideration, and is binding upon the Pledgor. Upon the delivery to the Pledgee of the Pledged

               Interests and (as to certain proceeds thereof) the filing of Uniform Commercial Code (the "UCC") financing statements, the pledge of the Pledged Interests pursuant to this Agreement creates a valid first priority security interest in the Pledged Interests.

                d. The Pledgor has full power and authority to execute this Agreement and to grant the security interest in the Pledged Interests granted hereunder.

                e. The Pledgor will at any time or times hereafter execute such financing statements, continuation statements or other instruments of assurance as Pledgee may request to establish, maintain and perfect the Pledgee's security interest in the Pledged Interests.

                f. The execution, delivery and performance by the Pledgor of this Agreement have been duly authorized by all necessary corporate action and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or bylaws of the Pledgor or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Pledgor or result in the creation of imposition of any Lien on any assets of the Pledgor.

                g. This Agreement has been duly executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor enforceable against the Pledgor in accordance with its terms, except as such enforceability may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or general principles of equity.

                h.    No  consent  of any other  Persons  and  no
          consent, authorization, approval or other action by, and no notice to, or filing with, any governmental authority or regulatory body is required either (i) for the pledge by the Pledgor of the Pledged Interests pursuant to this Agreement (except as may be required under the Louisiana Economic Development and Gaming Control Act or other applicable gaming laws) or (ii) for the exercise by the Pledgee of the rights provided for in this Agreement or the remedies in respect of the Pledged Interests pursuant to this Agreement (except as may be required under the Louisiana Economic Development and Gaming Control Act or other applicable gaming laws).

               i. No litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the best knowledge of the Pledgor, threatened by or against the Pledgor or against any of its properties or revenues with respect to this Agreement or any of the transactions contemplated hereby.

     4. TERM. This Agreement shall remain in full force and effect until the payment in full of all Obligations.

     5. AMENDMENTS. The terms of this Agreement may only be amended, modified or waived in accordance with Article 9 of the Indenture.

     6. EVENT OF DEFAULT. An "Event of Default" wherever used herein means any one of the following events.

                a. This Agreement shall cease to be in full force and effect;

                b. The Pledged Interests granted to the Pledgee pursuant to this Agreement shall cease to give the Pledgee the rights, powers and privileges purported to be created hereby.

                c. The Pledgor fails in any material respect to perform or observe any covenant or agreement or breaches in any material respect any representation contained in Sections 1, 4, 5, 15, 17 and 18 hereof; and

               d.   An Event of Default under the Indenture.

     7. REMEDIES UPON DEFAULT. Subject to paragraph 19, if any Event of Default shall have occurred and be continuing the Pledgee shall, in addition to all other rights given by law or by this Agreement, the Indenture or otherwise, have all of the rights and remedies with respect to the Security Interest of a secured party under the UCC in effect in the State of New York at that time.

     8. WAIVER. No delay or failure by the Pledgee and the exercise of any right or remedy shall constitute a waiver thereof and no single or partial exercise by the Pledgee of any right or remedy shall preclude other or further exercise of any other right or remedy.

     9. NOTICES. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given if in writing and delivered in person or mailed by first class mail to such party's address stated in Section 12.10 of the Indenture.

     10. SERVICE OF PROCESS. The Pledgor agrees to accept service of process by mail at the following address: Kummer Kaempfer Bonner & Renshaw, 3800 Howard Hughes Parkway, Seventh Floor, Las Vegas, Nevada 89109, Attention: John N. Brewer.

     11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its choice of law provisions.

     12. BINDING EFFECT. This Agreement shall be binding upon and inure to the parties hereto and their assigns and successors.

     13. SEVERABILITY. In the event any provision hereof is determined to be unenforceable or invalid, such provision or such part thereof which may be unenforceable shall be deemed severed from this Agreement and the remaining provisions carried out with the same force and effect as if the severed provision of part thereof had not been made a part hereof.

     14. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties may execute this Agreement by signing any such counterpart.

     15. INDEMNITY. The Pledgor agrees to indemnify and hold harmless the Pledgee and the holders of the First Mortgage Bonds from and against any and all claims, demand, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind or nature, and to reimburse the Pledgee and the holders of the First Mortgage Bonds for all costs and expenses, including reasonable attorneys' fees, growing out of or resulting from this Agreement or the exercise by the Pledgee of any right or remedy granted to it hereunder. In no event shall the Pledgee be liable, in the absence of gross negligence or willful misconduct on its part, for any matter or thing in connection with this Agreement other than to account for moneys actually received by it in accordance with the terms hereof. If and to the extent that the obligations of the Pledgor under this Section are unenforceable for any reason, the Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations permissible under applicable law.

     16.       FURTHER ASSURANCE; POWER-OF-ATTORNEY.

               a. The Pledgor agrees that it will join with the Pledgee in executing and, at its own expense, filing, recording or registering and refiling, re-recording or re-registering under the UCC, or similar statutes, such financing statements, continuation statements and other documents in such offices as the Pledgee may deem necessary or desirable and wherever required or permitted by law in order to perfect and preserve the Pledgee's security interest in the Pledged Interests and hereby authorizes the Pledgee to file financing statements, continuation statements and amendments thereto relative to all or any part of the Pledged Interests without the signature of the Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee may reasonably require or deem advisable to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, power and remedies hereunder.

                b. The Pledgor hereby appoints the Pledgee the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time after the occurrence and during the continuance of an Event of Default, in the Pledgee's discretion to take action and to execute any instrument which the Pledgee may reasonably deem necessary or advisable to accomplish the purposes of this Agreement.

     17. THE PLEDGEE AS AGENT. The Pledgee will hold in accordance with this Agreement all items constituting the Pledged Interests at any time received by it under this Agreement. It is expressly understood and agreed that the obligations of the Pledgee as holder of the Pledged Interests and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement. The Pledgee shall act hereunder on the terms and conditions set forth herein.

     18. PLEDGOR'S OBLIGATIONS ABSOLUTE, ETC. The obligations of the Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (a) any renewal, extension, amendment or modification of, or addition or supplement to or deletion from any of the Indenture, the First Mortgage Bonds, or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such instrument or agreement or this Agreement, the Indenture, or the First Mortgage Bonds or any exercise or non-exercise of any right, remedy, power or privilege under or in respect of this Agreement, the Indenture or the First Mortgage Bond; (c) any furnishing of any additional security to the Pledgee or any acceptance thereof or any sale, exchange, release, surrender or realization of or upon any security by the Pledgee; (d) any invalidity, irregularity or unenforceability of all or part of the Obligations or of any
     security   therefor;  or  (e)  any  bankruptcy,  insolvency,
     reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Pledgor or any subsidiary of the Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not the Pledgor shall have notice or knowledge of any of the foregoing.

     19. TERMINATION; RELEASE OF COLLATERAL. This Agreement shall terminate with respect to any Pledged Interests upon release of such Pledged Interests as provided in Section 10.04 of the Indenture, and with respect to all Pledged Interests, upon the release of all Pledged Interests as provided in Section 10.04(b)(iii) of the Indenture. At the time of any such termination, the Pledgee at the request and expense of the Pledgor will execute and deliver to the Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement with respect to such Pledged Interests and will duly assign, transfer and deliver to the Pledgor any such Pledged Interests as has not yet theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by the Pledgee in respect of such Pledged Interests. Such assignment and delivery shall be without warrant by or recourse to the Pledgee, except as to the absence of any prior assignments by the Pledgee of its interest in the Pledged Interests.

      IN WITNESS WHEREOF, the Pledgor and the Pledgee have executed and delivered this Agreement as of the day and year first above written.

                         SHOWBOAT LOUISIANA, INC.
                         as Pledgor


                         By:/s/Leann Schneider
                         Name:Leann Schneider
                         Title:Treasurer


                         IBJ SCHRODER BANK & TRUST COMPANY
                         as Pledgee


Dated:  July 18, 1994    By:/s/Barbara McCluskey
                         Name: Barbara McCluskey
                         Title: Assistant Vice President

IBJ SCHRODER BANK & TRUST COMPANY

STATE OF NEW YORK   )
                    ) ss.
COUNTY OF NEW YORK )

            Personally appeared before me, the undersigned authority in and for the said county and state, on this 20th day of July, 1994, within my jurisdiction, the within named Barbara McCluskey, who acknowledged that (s)he is Assistant Vice
President of IBJ Schroder Bank & Trust Company, a banking corporation organized and existing under the laws of the State of New York, and that for and on behalf of the said corporation, and as its act and deed (s)he executed the above and foregoing instrument, after first having been duly authorized by said corporation so to do.


                              /s/_______________________
                              NOTARY PUBLIC

My Commission expires:
3/30/95
(Affix official seal, if applicable)


SHOWBOAT LOUISIANA, INC.

STATE OF NEVADA     )
                    ) ss.
COUNTY OF CLARK     )

            Personally appeared before me, the undersigned authority in and for the said county and state, on this 12th day of July, 1994, within my jurisdiction, the within named Leann Schneider, who acknowledged that she is Treasurer of Showboat Louisiana, Inc., a Nevada corporation, and that for and on behalf of the said corporation, and as its act and deed she executed the above and foregoing instrument, after first having been duly authorized by said corporation so to do.


                              /s/___________________________
                              NOTARY PUBLIC

My Commission expires:
8/6/97
(Affix official seal, if applicable)